SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

January 4, 2008

INTREPID TECHNOLOGY & RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Idaho	00-27845	84-1304106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

MI-174620 v1 0437150-0201

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2007, Intrepid Technology & Resources, Inc., an Idaho corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA Global Investments, LP (f/k/a Cornell Capital Partners, LP and hereinafter, “YA Global”) pursuant to which YA Global agreed to purchase $3,500,000 principal amount of the Company’s nine percent (9%) secured convertible debentures, of which $2,500,000 was purchased on March 23, 2007 and $1,000,000 of which was purchased on May 21, 2007.  In connection with the Purchase Agreement, the Company issued to YA Global warrants to purchase 15,000,000 shares at an exercise price equal to $0.055 per share.  On January 2, 2008, the Company and YA Global entered into a Letter Agreement pursuant to which the Company agreed to reduce the exercise price of such warrants to $0.01 per share in exchange for YA Global exercising such 15,000,000 warrants at an aggregate exercise price of $150,000 on or about the date of the Letter Agreement.  Pursuant to the Letter Agreement, the adjustment to the exercise price of the warrants shall not cause a ratchet or repricing of any other outstanding convertible securities, options or warrants of the Company.  A copy of the Letter Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibit No. Description:

Exhibit	Description	Location
Exhibit 10.1	Letter Agreement dated January 2, 2008, by and between Intrepid Technology & Resources, Inc. and YA Global Investments, LP	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ Jacob D. Dustin_________________
Name: Jacob D. Dustin
Title: President, COO

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